EXHIBIT 23.3

HARVEST NATURAL RESOURCES, INC.

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167887, 333-134630, 333-115841, and 333-85900) of Harvest Natural Resources, Inc. of our report dated March 1, 2013 relating to the financial statements of Petrodelta, S. A. at December 31, 2012 presented in accordance with International Reporting Standards, which appears in this Annual Report on Form 10-K.

/s/ PGFA Perales, Pistone & Asociados

Caracas, Venezuela

May 2, 2013